                                                                    EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         QUADLOGIC CONTROLS CORPORATION

                            -------------------------



                Under Section 807 of the Business Corporation Law



                            Carter, Ledyard & Milburn
                                  2 Wall Street
                            New York, New York 10005

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         QUADLOGIC CONTROLS CORPORATION

               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW.

                           ---------------------------


                  We the undersigned, the Chairman of Quadlogic Controls Corporation and the Secretary thereof, hereby certify:

                  FIRST: The name of the Corporation is Quadlogic Controls Corporation.


                  SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 11, 1982 under the name Quadlogic Controls Corporation.

                  THIRD: The Certificate of Incorporation, as heretofore amended, is further amended to effect certain amendments authorized by the Business Corporation Law, namely, (a) to authorize 2,200,000 shares of Common Stock of a par value of $.001 each, thereby increasing the total number of shares which the Corporation is authorized to issue to 6,000,000 shares of Common Stock of a par value of $.001 each; and (b) to provide for indemnification by the Corporation of officers, directors and employees.

                  FOURTH: The Certificate of Incorporation, as heretofore amended, is hereby restated as further amended herein to read in full as follows:

                  1. Name. The name of the Corporation is Quadlogic Controls Corporation.

                  2. Purposes. The Corporation is formed for the following purpose or purposes:

                  2.1. To acquire, develop, produce, hold, deal in and dispose of all types of goods, wares and related merchandise and services of any kind.

                  2.2. To acquire, develop, produce, hold, deal in and dispose of, in any manner whatsoever, all kinds of systems, machinery, equipment and goods, merchandise, commodities, patents, know-how and similar intellectual properties, improvements and other personal property, tangible or intangible, of every class and description.

                  2.3. In furtherance of its corporate purposes, to acquire, develop, hold and dispose of, in any manner whatsoever, both improved and unimproved real property and any interest therein wherever situated.

                  2.4. In furtherance of its corporate purposes, to subscribe for, acquire, hold, deal in and dispose of, in any manner whatsoever, securities created or issued by any person.

                  2.5. To engage in any lawful activity which may promote the interests of the corporation, or enhance the value of its property, to the fullest extent permitted by law.

                  2.6. To have and exercise all powers conferred upon it by
Section 202 of the Business Corporation Law of the State of New York.

                  2.7. As used herein:

                       "Acquire" means acquire, purchase, receive in trade,
                  take, receive, lease as tenant, register, obtain the right to use or possession of, possess, take over or acquire a mortgage or other security interest in the object referred to.

                       "Develop" means develop, create, devise, plan, formulate,
                  assemble, carry on research with respect to, investigate, study or improve in any manner the object referred to.

                       "Produce" means produce, process, reproduce, convert,
                  transcribe, manufacture, make, mine, create, construct, devise, equip, treat, alter, repair, renovate, assemble, package, or otherwise prepare for use or shipment the object referred to.

                       "Hold" means hold, own, possess, operate, work, use,
                  control, utilize, maintain, manage, warehouse, store, or exercise any powers, privileges or rights incident to ownership or possession of the object referred to.

                       "Deal in" means deal in, import, export, franchise or, in
                  any lawful manner, act as principal, factor, agent, broker or commission-merchant in connection with the purchase or other acquisition or the sale or other disposition of any property interest in the object referred to.

                       "Dispose of" means sell, assign, issue, transfer, give,
                  supply, render, furnish, install, distribute, franchise, exchange, lease, license, grant, mortgage, encumber, pledge or convey in any lawful manner any property interest in the object referred to.

                       "Person" means an individual, a corporation, a
                  partnership, a joint venture, an association, a joint stock company, a business trust, an unincorporated association, a government or a governmental agency or instrumentality.

                  3. Office. The ______________ County within the State of New York in which the office of the Corporation is to be located in The _____________ County of New York.

                  4. Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 6,000,000 shares, all of which shall be shares of Common Stock of a par value of $.001 each.

                  5. Preemptive Rights. No holder of any shares of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase any shares of any class of the Corporation which it may issue or sell, whether out of the number of unissued shares authorized by the certificate of incorporation of the Corporation or by any amendment thereof or out of shares of any class of the Corporation acquired by it after the issue thereof; nor shall any such holder of any such shares of any class, as such holder, have any right to subscribe for or purchase any obligation which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of any class of the Corporation, or to subscribe for or purchase any warrant or warrants or any instrument or instruments which the corporation may issue or sell (whether or not attached or appertaining to any such obligation) that shall confer upon the owner thereof the right to subscribe for or to purchase from the Corporation any shares of any class.

                  6. Indemnification.

                  6.1. The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and (iii) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this
Article 6 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Article 6.

                  6.2. Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

                  6.3. Notwithstanding any other provision hereof, no repeal of this Article 6, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

                  6.4. The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement or reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Article 6 or otherwise.

                  6.5. For purposes of this Article 6, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article 6, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

                  6.6. The rights granted pursuant to or provided by the foregoing provisions of this Article 6 shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled.

                  7. Service of Process. The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is Carter, Ledyard & Milburn, Two Wall Street, New York, New York 10005.

                  FIFTH: This Restated Certificate of Incorporation and the amendments effected hereby were authorized by unanimous written consent, without a meeting, of the board of directors of the Corporation, followed by unanimous written consent, without a meeting, of the holders of all of the outstanding shares of the Corporation entitled to vote thereon.

                  IN WITNESS WHEREOF, we have executed this certificate this 25th day of March, 1987 and affirmed that the statements made herein are true under the penalties of perjury.



                                            /s/ Sayre Swartzrauber
                                            Sayre Swarztrauber
                                            Chairman



                                            /s/ Michael Newsome
                                            Michael Newsome
                                            Secretary

                          CERTIFICATE OF CHANGE OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         QUADLOGIC CONTROLS CORPORATION

               Under Section 805 A of the Business Corporation Law

                  Doron Shafrir, the President, and Sayre Swarztrauber, the Secretary, of Quadlogic Controls Corporation certify:

                  1. The name of the corporation is Quadlogic Controls Corporation.

                  2. The Certificate of Incorporation was filed by the Department of State on March 11, 1982.

                  3. The Certificate of Incorporation is amended to change the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which is served upon the Secretary of State.

                  4. Paragraph 7 of the Certificate of Incorporation which refers to the address for mailing process is amended to read as follows:

                   The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The address to which the Secretary of State shall mail copies of process served upon the Secretary of State as agent for the corporation shall be Quadlogic Controls Corporation, 520 Broadway, New York, New York 10012.

                  5. The above Amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors of the corporation.

         WHEREFORE, we have executed this Certificate this 30th day of September, 1991.


                                         QUADLOGIC CONTROLS CORPORATION


                                         By: /s/ Doron Shafrir
                                                 Doron Shafrir, President


                                         By: /s/  Sayre Swartzrauber
                                                  Sayre Swarztrauber, Secretary

STATE OF NEW YORK         }
                          } ss.:
COUNTY OF NEW YORK        }


                  Doron Shafrir, being duly sworn, deposes and states that he is the President of Quadlogic Controls Corporation and one of the persons who signed the above Certificate of Change, that he has read the Certificate of Change and knows the contents thereof and that the same is true to his knowledge.


                                             /s/ Doron Shafrir
                                                 Doron Shafrir


Sworn to before me this
30th day of September, 1991


         /s/ Alan Shapiro
         Notary Public

--------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                         QUADLOGIC CONTROLS CORPORATION

                Under Section 805 of the Business Corporation Law

--------------------------------------------------------------------------------



McCarter & English
4 Gateway Center
100 Mulberry Street
Newark, NJ  07102

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                         QUADLOGIC CONTROLS CORPORATION

                Under Section 805 of the Business Corporation Law


FIRST:            The name of the corporation is Quadlogic Controls Corporation.

SECOND: The certificate of incorporation of the Corporation was filed with the Department of State on March 11, 1982 and was restated on March 30, 1987.

THIRD: The certificate of incorporation is amended so as to increase the aggregate number of shares of common stock which the Corporation is authorized to issue from 6,000,000 shares of common stock, $.001 par value, all of which are issued, to 20,000,000 shares of common stock, $.001 par value.

FOURTH: The certificate of incorporation is further amended so as to authorize the issuance of 5,000,000 shares of preferred stock, $.001 par value, the designation, relative rights, preferences, and limitations of which shall be determined from time to time by the Board of Directors of the Corporation pursuant to the authorization contained in this amendment to the certificate of incorporation.

FIFTH: The certificate of incorporation is further amended to add a provision limiting the liability of directors as permitted under the laws of the State of New York.

SIXTH: To accomplish the foregoing amendments relating to the authorization of additional shares of common stock and the shares of preferred stock, Article 4 of the certificate of incorporation relating to the number and class of authorized shares the corporation may issue is hereby stricken out in its entirety, and the following new Article 4 is substituted in lieu thereof:

                  "4.      Shares

                           (a) The aggregate number of shares which the
                  Corporation shall have the authority to issue is Twenty-five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares shall be shares of Common Stock of a par value of $.001 each, and Five Million (5,000,000) shares shall be shares of Preferred Stock of a par value of $.001 each.

                           (b) Subject to the limitations which may be
                  prescribed in or pursuant to this Article 4, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, out of the assets of the Corporation that are by law available thereof, dividends payable either in cash or in property, including securities of the Corporation.

                           Except as may be otherwise required by law or as
                  prescribed in or pursuant to this Article 4, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters submitted for a vote by the Shareholders.

                           (c) Shares of Preferred Stock may be issued from time
                  to time in one or more series. The Board of Directors of the Corporation shall designate the shares of each series of Preferred Stock to distinguish them from the shares of any other series and is authorized to fix by resolution or resolutions adopted prior to the issuance of any shares of Preferred Stock the number of shares included in each series and the designations, relative rights, preferences and limitation of each series, all as permitted by law. Such authority shall include, but shall not be limited to, fixing the following:

                                    (i) The number of shares initially
                           constituting the series, which, from time to time, may be increased, or decreased to a number not less than the then outstanding shares of the series.

                                    (ii) The rate of dividends to be paid on the
                           shares of the series, the conditions on which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class of capital stock of the Corporation, or any series thereof, whether cumulative, and, if so, the date or dates from which the dividends shall cumulate.

                                    (iii) The voting rights, if any, in addition
                           to those provided by law and, if so, the terms and conditions thereof.

                                    (iv) The conversion or exchange privileges,
                           if any, of shares of the series, and, if so, the terms and conditions of the conversion or exchange, including provision for adjustment of the conversion and exchange rates.

                                    (v) Whether shares of the series shall be
                           redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemed and the amount payable in case of redemption, which may vary under different conditions and at different dates.

                                    (vi) The terms of a sinking fund, retirement
                           fund or purchase fund, if any, to be provided with respect to the shares of the series and, if so, the terms and conditions thereof.

                                    (vii) The rights of the shares of the series
                           in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

                                    (viii) Any other designations, relative
                           rights, preferences and limitation of the series not consistent with law or other provisions of this
                           Article 4.

                  No shares of Preferred Stock of any series established by the Board of Directors shall be issued until there has been compliance with the provisions of law applicable thereto."

SEVENTH: To accomplish the foregoing amendment relating to the limitation on liability of directors, a new Article 8 of the certificate of incorporation is hereby added to read as follows:

                  "8. Limitation of Liability of Directors. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except as provided by or limited by the laws of the State of New York."

EIGHTH: The above amendments to the Certificate of Incorporation were authorized as of June 15, 1988 at a meeting of the Board of Directors and as of October 16, 1989 by a majority of the holders of the outstanding shares of common stock of the Corporation entitled to vote thereon.

                  IN WITNESS WHEREOF, we have subscribed this document on December 9, 1996 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.



                                             /s/ Sayre Swartzrauber
                                             Sayre Swarztrauber, Chairman and
                                             Chief Executive Officer


                                             /s/ Michael Wirth
                                             Michael Wirth, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         QUADLOGIC CONTROLS CORPORATION

                Under Section 805 of the Business Corporation Law







                        STAIRS DILLENBECK FINLEY & MERLE
                               330 MADISON AVENUE
                                   NY NY 10017

                            CERTIFICATE OF AMENDMENT

                                       TO

             THE CERTIFICATE OF INCORPORATION OF QUADLOGIC CONTROLS

                                   CORPORATION

                Under Section 805 of the Business Corporation Law

                  WE, THE UNDERSIGNED, Sayre Swarztrauber and Michael Wirth, being respectively the chairman of the board of directors, and the assistant secretary of Quadlogic Controls Corporation (the "Corporation") hereby certify:

FIRST:            The name of the corporation is Quadlogic Controls Corporation.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on March 11, 1982 and was restated on December 12, 1996.

THIRD: The Certificate of Incorporation is amended so as to create and designate the rights, preferences and limitations of, a series of 4,000,000 shares of preferred stock of the Corporation, designated herein as the Convertible Preferred Stock, Series A, which is hereby created from the 5,000,000 shares of preferred, $.001 par value authorized for issuance by the Corporation by virtue of Article 4 of its Amended Certificate of Incorporation.

SIXTH: To accomplish the foregoing amendment relating to the designation of the Convertible Preferred Stock, Series A,
                  Article 4 of the Certificate of Incorporation relating to the number and class of authorized shares the corporation may issue is hereby stricken out in its entirety, and the following new Article 4 is substituted in lieu thereof:

                  "4.      Shares

                  (a) The aggregate number of shares which the Corporation shall have the authority to issue is Twenty-five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares shall be shares of Common Stock of a par value of $.001 each, and Five Million (5,000,000) shares shall be shares of Preferred Stock of a par value of $0.001 per share.

                  (b) Subject to the limitations which may be prescribed in or pursuant to this Article 4, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, out of the assets of the Corporation that are by law available thereof, dividends payable either in cash or in property, including securities of the Corporation.

                  Except as may be otherwise required by law or as prescribed in or pursuant to this Article 4, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters submitted for a vote by the Shareholders.

                  (c) Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation shall designate the shares of each series of Preferred Stock to distinguish them from the shares of any other series and is authorized to fix by resolution or resolutions adopted prior to the issuance of any shares of Preferred Stock the number of shares included in each series and the designations, relative rights, preferences and limitation of each series, all as permitted by law. Such authority shall include, but shall not be limited to, fixing the following:

                           (i) The number of shares initially constituting the series, which, from time to time, may be increased, or decreased to a number not less than the then outstanding shares of the series.

                           (ii) The rate of dividends to be paid on the shares of the series, the conditions on which and the times when such dividends are payable, the preference to or the relation to, the payment of the dividends payable on any other class of capital stock of the Corporation, or any series thereof, whether cumulative, and, if so, the date or dates from which the dividends shall cumulate.

                           (iii) The voting rights, if any, in addition to those provided by law and, if so, the terms and conditions thereof.

                           (iv) The conversion or exchange privileges, if any, of shares of the series, and, if so, the terms and conditions of the conversion or exchange, including provision for adjustment of the conversion and exchange rates.

                           (v) Whether shares of the series shall be redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemed and the amount payable in case of redemption, which may vary under different conditions and at different dates.

                           (vi) The terms of a sinking fund, retirement fund or purchase fund, if any, to be provided with respect to the shares of the series and, if so, the terms and conditions thereof.

                           (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

                           (viii) Any other designations, relative rights, preferences and limitation of the series not inconsistent with law or other provisions of this
                           Article 4.

                  No shares of Preferred Stock of any series established by the Board of Directors shall be issued until there has been compliance with the provisions of law applicable thereto.

                  (d) Pursuant to Subparagraph (c) of this Article 4., the Board of Directors has authorized the issuance of Convertible Preferred Stock, Series A, the relative rights, preferences and limitations of which are as follows:

                           (i) Number of Shares of Series Authorized - The number of shares of the Convertible Preferred Stock, Series A, authorized for issuance shall be 4,000,000,which, from time to time, may be increased, or decreased to a number not less than the then outstanding shares of the series;

                           (ii) Par Value - the Convertible Preferred Stock,
                            Series A shall have a par value of $0.001 per share;

                           (iii) Dividend Provisions -

                                            (1) dividends on the Convertible
                                    Preferred Stock, Series A will be payable at an annual rate of 9% of the Original Series A Purchase Price (as defined in Article 4(d)(iv) hereof). Payment of dividends in cash is limited in relation to the amount of funds held by the Corporation and legally available therefor. At the sole option of the Corporation, the Convertible Preferred Stock, Series A dividend may be payable in additional shares of the Convertible Preferred Stock, Series A when, as and if declared by the Corporation's Board of Directors;

                                            (2) dividends on the Convertible
                                    Preferred Stock, Series A shall be
                                    cumulative, shall accrue from the date of initial issuance and shall be payable annually in arrears on each February 28th, commencing February 28, 1999 (on a prorated basis), when, as if declared by the Board of Directors;

                                            (3) Unless all dividends with
                                    respect to the Convertible Preferred Stock, Series A have been paid in full to the most recent dividend payment date, the Corporation shall not:

                                            (A) pay or set aside for payment,
                                    any dividends on any other preferred
                                    securities ranking pari passu with the
                                    Convertible Preferred Stock, Series A
                                    ("Dividend Parity Securities"), unless the amount of any dividends declared on any Dividend Parity Securities is paid, or set aside for payment, on the Dividend Parity Securities and the Convertible Preferred Stock, Series A on a pro rata basis on the date such dividends are paid on such the Corporation Dividend Parity Securities, so that

                                            (x) (a) the aggregate amount of
                                    dividends paid on the Convertible Preferred
                                    Stock, Series A bears to (b) the aggregate of dividends paid on such Dividend Parity Securities the same ratio as

                                            (y) (a) the aggregate of all
                                    accumulated arrears of unpaid dividends in respect of the Convertible Preferred Stock, Series A bears to (b) the aggregate of all accumulated arrears of unpaid dividends in respect of such Dividend Parity Securities;

                                            (B) pay or set aside for payment,
                                    any dividends or distribution on the common stock or any other securities of the Corporation ranking junior to the Convertible Preferred Stock, Series A as to dividends; or

                                            (C) redeem, purchase or otherwise
                                    acquire any Dividend Parity Securities or any junior (with respect to dividends) securities;

                           until, in each case, such time as all accumulated and unpaid Convertible Preferred Stock, Series A dividends shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (A) and (B), such payment and, in the cast of clause (C), the date of such redemption, purchase or acquisition.

                           (iv) Liquidation Preference - In the event of any voluntary or involuntary dissolution, winding up or termination of the Corporation, the holders of the Convertible Preferred Stock, Series A at the time outstanding will be entitled to receive out of the assets of the Corporation available for distribution to shareholders after satisfaction of liabilities to creditors as required by law, before any distribution of assets is made to holders of Common Stock or any other class of securities of the Corporation ranking junior to the Convertible Preferred Stock, Series A as regards participation in the assets of the Corporation upon liquidation, but together with the holders of every other series of Preferred Securities then outstanding, if any, ranking pari passu with the Convertible Preferred Stock, Series A as regards to participation in the assets of the Corporation upon liquidation ("the Liquidation Parity Securities"), an amount equal to, in the case of holders of Convertible Preferred Stock, Series A, the aggregate of the stated liquidation preference of $1.80 per share of Series A Preferred Stock (the "Original Series A Purchase Price") and all accumulated and unpaid dividends on the Convertible Preferred Stock, Series A, to the date of payment (the "Liquidation Distribution").

                           If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Corporation has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on the Liquidation Parity Securities, then the amounts payable directly by the Corporation on the Convertible Preferred Stock, Series A and on such the Liquidation Parity Securities shall be paid on a pro rata basis, so that

                                            (1) (x) the aggregate amount paid in
                                    respect of the Liquidation Distribution
                                    bears to (y) the aggregate amount paid as liquidation distributions on the Liquidation Parity Securities the same ratio as

                                            (2) (x) the aggregate Liquidation
                                    Distribution bears to (y) the aggregate
                                    maximum liquidation distributions on the
                                    Liquidation Parity Securities.

                           (v) Conversion

                                            (1) Conversion Rights - shares of
                                    the Convertible Preferred Stock, Series A are convertible, at the option of the holder thereof or as otherwise required hereby, convertible, in whole but not in part, into fully paid and nonassessable shares of the Corporation's, common stock at the ratio of
                                    1.25 shares of common stock for each share of Convertible Preferred Stock, Series A (the "Conversion Ratio");

                                            (2) Adjustments - The Conversion
                                    Ratio shall be subject to adjustment from time to time, as follows:

                                            (A) in the event the Corporation
                                            should, at any time or from time to
                                            time, after the date of issuance of
                                            any shares of the Convertible
                                            Preferred Stock, Series A, fix a
                                            record date for the effectuation of
                                            a split or subdivision of the
                                            outstanding shares of the
                                            Corporation's common stock or the
                                            determination of the holders of the
                                            common stock to be entitled to
                                            receive a dividend or other
                                            securities or rights convertible
                                            into, or entitling the holder
                                            thereof to receive directly or
                                            indirectly, additional shares of
                                            common stock (hereinafter, referred
                                            to as "Common Stock Equivalents")
                                            without payment of any consideration
                                            by such holder for the additional
                                            shares of common stock or the Common
                                            Stock Equivalent (including the
                                            additional shares of common stock
                                            issuable upon the conversion or
                                            exercise thereof) then, as of such
                                            record date (or the date of such
                                            dividend distribution, split or
                                            subdivision if no record date is
                                            fixed), the Conversion Ratio shall
                                            be appropriately adjusted so that
                                            the number of shares of common stock
                                            issuable on conversion of the
                                            Convertible Preferred Stock, Series
                                            A shall be increased in proportion
                                            to the increase in
                                            the number of outstanding shares of
                                            common stock as a result of such
                                            dividend distribution, split or
                                            subdivision.

                                            (B) if the number of shares of the
                                            Corporation's common stock is
                                            decreased by a combination of the
                                            outstanding shares of common stock,
                                            then, following the record date of
                                            such combination, the Conversion
                                            Ratio shall be appropriately
                                            adjusted so that the number of
                                            shares of common stock issuable on
                                            conversion of each share of
                                            Convertible Preferred Stock, Series
                                            A shall be decreased in proportion
                                            to such decrease in the number of
                                            shares of common stock outstanding.

                                            (C) If at any time or from time to
                                            time there shall be a
                                            recapitalization of the
                                            Corporation's common stock (other
                                            than a subdivision, combination or
                                            merger or sale of assets
                                            transaction,), appropriate
                                            adjustment shall be made in the
                                            application of the provisions of
                                            this Article 4(d)(v) with respect to
                                            the rights of the holders of the of
                                            Convertible Preferred Stock, Series
                                            A after such recapitalization to the
                                            end that the provisions of this
                                            Article 4(d)(v) (including the
                                            adjustment of the Conversion Ratio
                                            then in effect and the number of
                                            shares of common stock issuable upon
                                            conversion of the Convertible
                                            Preferred Stock, Series A) shall be
                                            applicable after that event as
                                            nearly equivalent as may be
                                            practicable.

                                            (D) The Corporation will not, by
                                            amendment of its Certificate of
                                            Incorporation or through any
                                            reorganization, recapitalization,
                                            transfer of assets, consolidation,
                                            merger, dissolution issue or sale of
                                            securities or any other voluntary
                                            action, avoid or seek to avoid the
                                            observance or performance of any of
                                            the terms to be observed or
                                            performed hereunder by the
                                            Corporation, but will at all times
                                            in good faith assist in the carrying
                                            out of all the provisions of this
                                            Article 4(d) and in the taking of
                                            all such action as may be necessary
                                            or appropriate in order to protect
                                            the conversion rights of the holder
                                            of the Convertible Preferred Stock,
                                            Series A against impairment.

                                            (3) Mechanics of Conversion - Any
                                    holder of the Convertible Preferred Stock, Series A may convert the same into shares of the Corporation's common stock in accordance with the provisions of this Article 4(d)(v) by surrendering the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, Series A, and giving written notice by mail postage prepaid, to the

                                    Corporation at its principal office, of the election to convert the same, stating therein the name or names in which the certificates for shares of common stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to the nominee or nominees of such holder of the Convertible Preferred Stock, Series A, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Convertible Preferred Stock, Series A to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering the Convertible Preferred Stock, Series A for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the common stock issuable upon such conversion shall not be deemed to have converted such shares of the Convertible Preferred Stock, Series A until immediately prior to the closing of such sale of securities.

                                            (4) No Fractional Shares and
                                            Certificates as to Adjustments

                                                     (A) No fractional shares
                                            shall be issued upon conversion of
                                            the Convertible Preferred Stock,
                                            Series A, and the number of shares
                                            of the Corporation's common stock to
                                            be issued thereupon shall be rounded
                                            to the nearest whole share

                                                     (B) Upon the occurrence of
                                            each adjustment or readjustment of
                                            the Conversion Ratio, of the
                                            Convertible Preferred Stock, Series
                                            A pursuant to this Article 4(d)(v),
                                            the Corporation, at its expense,
                                            shall promptly compute such
                                            adjustment or readjustment in
                                            accordance with the terms hereof and
                                            prepare and furnish to each holder
                                            of the Convertible Preferred Stock,
                                            Series A a certificate setting forth
                                            such adjustment or readjustment and
                                            showing in detail the facts upon
                                            which such adjustment is based. The
                                            Corporation shall, upon the written
                                            request at any time of any holder of
                                            the Convertible Preferred Stock,
                                            Series A, furnish or cause to be
                                            furnished to such holder a
                                            certificate setting forth such
                                            adjustment or readjustment, the
                                            Conversion Ratio at the time in
                                            effect, and the number of
                                            shares of common stock, and the
                                            amount, if any, of other property
                                            which at the time would be received
                                            upon the conversion of a share of
                                            the Convertible Preferred Stock,
                                            Series A

                                            (5) Notices of Record Date - In the
                                    event of any taking by the Corporation of a record of the holders of any class of securities for the purposes of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of the Convertible Preferred Stock, Series A, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                                            (6) Reservation of Stock Issuable
                                    Upon Conversion - The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purposes of effecting the conversion of the Convertible Preferred Stock, Series A, such number of shares of its common stock as shall be, from time to time, sufficient to effect the conversion of all of the outstanding shares of the Convertible Preferred Stock, Series A; and if at any time the number of authorized but unissued shares of its common stock shall not be sufficient to effect conversion of all of the then outstanding shares of the Convertible Preferred Stock, Series A, in addition to such other remedies as shall be available to holders of the Convertible Preferred Stock, Series A, the Corporation shall take such action as may be, in the opinion of its counsel, necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

                                            (7) Notice - Any notice required by
                                    the provisions of this Article 4(d) to be given to holders of the Convertible Preferred Stock, Series A shall be deemed given if deposited in the United States mail, postage prepaid; and addressed to each holder of record at his address as appearing on the books and records of the Corporation.

                           (vi) Mandatory Redemption - The Corporation shall be required to redeem any unconverted shares of the Convertible Preferred Stock, Series A at the Original Series A Purchase Price, plus accrued dividends, on February 28, 2008. Notice of redemption shall be sent to each holder of Convertible Preferred Stock, Series A being redeemed at the address shown on the books of the Corporation not less than 30 days not more than 60 days prior to the redemption date. On and after the redemption date, dividends cease to accumulate on the Convertible Preferred Stock, Series A called for redemption.

                           (vii) Optional Redemption -the Corporation may redeem the Convertible Preferred Stock, Series A, in whole, but not in part, upon the occurrence of any of the following events (if the Convertible Preferred Stock, Series A is called for such redemption, the holders shall have the option to avoid redemption by converting the Convertible Preferred Stock, Series A, in whole, but not in part, within the time periods described and specified upon the occurrence of a Public Offering or a Sale Event, as defined below):

                                            (1) Public Offering - A "Public
                                    Offering" is defined as the receipt by the Corporation of (i) a bona fide offer from an investment bank or banks who are members in good standing of the National Association of Securities Dealers ("NASD") and at least one national stock exchange (including the NASD Automated Quotation system ("NASDAQ") to underwrite or place, or (ii) receipt by the Corporation of subscriptions or commitments by third party investors to purchase, in a public offering, Common Stock, to be listed on a national stock exchange (including NASDAQ), for an aggregate purchase price not less than $4 million.

                                             (2) Sale Event - A "Sale Event" is
                                    defined as the receipt by the Corporation of a bona fide offer from a third-party to purchase more than 51% of the Company's Common Stock.

                                            (3) Redemption or Conversion -
                                    Thirty days following notice of a Public
                                    Offering, or a Sale Event, the Corporation may redeem the Convertible Preferred Stock, Series A, if unconverted, at the Original Series A Purchase Price, plus accrued dividends; the holders shall have the option to convert the Convertible Preferred Stock, Series A within the period from such notice. Notice of any of these Optional Redemption events shall be sent to each holder of Convertible Preferred Stock, Series A, Series A being redeemed at the address shown on the books of the Corporation not less than 30 days nor more than 60 days prior to the redemption date. On and after the redemption date, dividends cease to accumulate on the Convertible Preferred Stock, Series A, Series A called for redemption.

                                            (4) Limited Voting Rights - A holder
                                    will have the right to vote any unconverted
                                    Convertible Preferred Stock, Series A to approve or disapprove the Public Offering or Sale Events (if shareholder approval is required for such events) on the terms offered. If the Holder elects to convert the Convertible Preferred Stock, Series A, it will have the right to vote such shares on such subject alone, if shareholder approval is required, and shall not be required to convert its Convertible Preferred Stock, Series A until the results of the vote are known.

                                            (5) Rights on Disapproval - If the
                                    Public Offering or Sale Event terms are not approved by the Board of Directors or shareholders so voting, the holder shall have the option to retain its Convertible Preferred Stock, Series A or convert it according to its terms.

                                            (6) Rights on Approval - If the
                                    Public Offering or Sale Event terms are
                                    approved by the Board of Directors or
                                    shareholders so voting, the Corporation may redeem the Convertible Preferred Stock, Series A, in which case the holder shall have the option to convert all of its Convertible Preferred Stock, Series A in accordance with its terms.

                                            (7) Interim Capital Event - If, at
                                    any time, the Corporation receives a bona fide offer, not involving a Public Offering, from any third party to invest no less than $2 million in Common Stock or any Common Stock equivalents (an "Interim Capital Event"), the Corporation may redeem the Convertible Preferred Stock, Series A; the holders shall have the option to convert the Convertible Preferred Stock, Series A within 30 days of notice of such Interim Capital Event.

                           (viii) Voting Rights - The holders of the Convertible Preferred Stock, Series A shall receive notices of and proxy and other materials pertaining to any meeting of the shareholders of the Corporation to the same extent as holders of the Company's common stock. Except as provided in this Article 4(d)(viii) or elsewhere in this Article 4(d) or as required by applicable law, the holders of the Convertible Preferred Stock, Series A will have no voting rights.

                                            (1) Upon the occurrence of a Public
                                    Offering or a Sale Event, as defined in
                                    Article 4(d)(vii) hereof, holders shall have the limited voting rights described therein.

                                            (2) If and whenever 6 quarterly
                                    dividends (whether or not consecutive)
                                    payable on Convertible Preferred Stock,
                                    Series A shall be in arrears in whole or in part, then the holders of the Convertible Preferred Stock, Series A shall be entitled to vote for the appointment of two representatives of such class of securities to serve as Directors on the Company's Board of Directors, and such rights shall continue until all dividend arrearage is paid in full.

                                                     (A) For Purposes of
                                            determining whether the Company has
                                            failed to pay dividends on the
                                            Convertible Preferred Stock, Series
                                            A in full for 6 quarterly dividend
                                            periods, dividends shall be deemed
                                            to remain in arrears,
                                            notwithstanding any payments in
                                            respect thereof, until full
                                            cumulative dividends payable with
                                            respect to the Convertible Preferred
                                            Stock, Series A have been or
                                            contemporaneously are paid with
                                            respect to all dividend periods
                                            terminating on or prior to the date
                                            of payment of such full cumulative
                                            dividends.

                                                     (B) Upon the occurrence of
                                            events giving rise to the right of
                                            the holders of the Convertible
                                            Preferred Stock, Series A to elect
                                            two Directors such representatives
                                            of the class of securities shall be
                                            elected at a meeting of the holders
                                            of the Convertible Preferred Stock,
                                            Series A called for such purpose. If
                                            not otherwise called, the meeting
                                            shall be called by the secretary of
                                            the Corporation or by the holders of
                                            at least 10% of the outstanding
                                            Convertible Preferred Stock, Series
                                            A.

                                                     (C) If at the of time such
                                            meeting, insufficient vacancies
                                            exist in the offices of the
                                            Directors to permit the holders of
                                            the Convertible Preferred Stock,
                                            Series A to elect two Directors of
                                            the Corporation, the holders of the
                                            Convertible Preferred Stock, Series
                                            A, voting separately as a class,
                                            shall have the exclusive right to
                                            increase the total number of
                                            Directors to the number that will
                                            allow the holders of the Convertible
                                            Preferred Stock, Series A to elect
                                            two Directors of the Corporation.

                                                     (D) In the case of any
                                            vacancy in the office of Director
                                            elected by the holders of the
                                            Convertible Preferred Stock, Series
                                            A, the remaining director elected by
                                            such class of securities may fill
                                            the vacancy by appointing a
                                            successor to hold office for the
                                            unexpired term. If no Director
                                            representing such class remains, the
                                            holders of the Convertible Preferred
                                            Stock, Series A shall fill the
                                            vacancy at a meeting called for such
                                            purpose by the secretary of the
                                            Corporation or by the holders of at
                                            least 10% of the outstanding
                                            Convertible Preferred Stock, Series
                                            A.

                                                     (E) Directors elected by
                                            the holders of the secretary of the
                                            Corporation or by the holders of at
                                            least 10% of the

                                            Convertible Preferred Stock, Series
                                            A shall serve until the next annual
                                            meeting of the shareholders of the
                                            Corporation and, unless the right of
                                            the holders of the secretary of the
                                            Corporation or by the holders of at
                                            least 10% of the outstanding
                                            Convertible Preferred Stock, Series
                                            A to elect two Directors has ceased,
                                            until their successors are elected
                                            and qualified to serve.

                                            (3) If any proposed amendment to
                                    this Certificate of Incorporation provides for, or the Company otherwise proposes to effect, (x) any action which would adversely affect the powers, preferences or special rights of the Convertible Preferred Stock, Series A, whether by way of amendment to this Certificate of Incorporation or otherwise (including, without limitation, the authorization or issuance of any securities of the Company ranking, as to dividends or preference in the distribution of assets of the Company, pari passu with or senior to the Convertible Preferred Stock, Series A), or (y) the dissolution, winding up or termination of the Company, then the holders of the Convertible Preferred Stock, Series A shall be entitled to vote on such amendment or action of the Company (but not on any other amendment or action), and such amendment or action shall not be effective except with the written approval of the holders of at least 66% of the outstanding Convertible Preferred Stock, Series A then issued and outstanding; provided, however, that no such approval shall be required if the dissolution, winding up or termination of the Company is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the bankruptcy or dissolution of the Company.

                                            (4) Any required approval of holders
                                    of the Convertible Preferred Stock, Series A may be given at a separate meeting of such holders convened for such purpose, at a general meeting of the shareholders of the Company or pursuant to written consent. The Company shall cause a notice of any meeting at which holders of the Convertible Preferred Stock, Series A are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each such holder. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter upon which holders of the Convertible Preferred Stock, Series A are entitled to vote or upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                                            (5) On each matter on which the
                                    holders of the Convertible Preferred Stock, Series A are entitled to vote by operation of law or this Article 4(d)(viii), each holder thereof, shall be entitled to the number of votes which is equal to the number of shares of the Company's common stock into which the shares Convertible Preferred Stock, Series A held by such person is convertible on the date of such vote.

                                            (6) Notwithstanding that holders of
                                    the Convertible Preferred Stock, Series A are entitled to vote or consent under any of the circumstances described above, any shares of the Convertible Preferred Stock, Series A that are owned by the Company or any entity owned more than 50% by the Company, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

                           (ix) The rights attached to the Convertible Preferred Stock, Series A shall be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further securities of the Company ranking junior to the Convertible Preferred Stock, Series A with regard to dividends or preference in the distribution of assets of the company.

                           (x) Status of Redeemed or Converted Stock - In the event any shares of the Convertible Preferred Stock, Series A shall be redeemed or converted hereunder, the shares so converted or redeemed shall be canceled and shall not be issuable the Corporation, and this Certificate of Incorporation shall be amended to reflect the corresponding reduction in the Corporation's authorized capital stock."

FIFTH:   This amendment was authorized in the following manner:

                  By unanimous written consent of the Directors of the Corporation, acting pursuant to the authority expressly vested in them by Article 4 of the Certificate of Incorporation of the Company prior to this Amendment, and dated February 24, 1998.

         IN WITNESS WHEREOF, we have signed this certificate on the 24th day of February, 1998 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.



                                              /s/ Sayre Swartzrauber
                                             Sayre Swarztrauber
                                             Chairman of the Board of Directors



                                             /s/ Michael Wirth
                                             Michael Wirth
                                             Assistant Secretary